Exhibit 99.1
Earthstone Energy to Participate in Upcoming Conferences

The Woodlands, Texas, August 11, 2023 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) announced today its participation in upcoming conferences.

•EnerCom Denver The Energy Investment Conference, August 14, 2023
Robert J. Anderson, President and CEO, will be presenting at EnerCom Denver on Monday, August 14, 2023, at 8:25 am MDT. Interested parties can listen to the webcast by registering at the following website: https://www.enercomdenver.com.

•Barclays CEO Energy-Power Conference, September 5 - September 6, 2023

•NYSE Investor Access Day, September 12, 2023

•Pickering Energy Partners 2023 TE&M Fest, September 21, 2023

The Company plans to use the investor presentation on the homepage of its website as supplemental conference materials.

About Earthstone

Earthstone is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of New Mexico and west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Contact
Clay Jeansonne
Investor Relations
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
713-379-3080
CJeansonne@earthstoneenergy.com